Exhibit 25.1
                                                                    ------------

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM T-1

                    Statement of eligibility under the Trust
                     Indenture Act of 1939 of a corporation
                          designated to act as trustee

                     X Check if an application to determine
                  eligibility of a trustee pursuant to section
                                    305(b)(2)

                  NORWEST BANK MINNESOTA, NATIONAL ASSOCIATION
               (Exact name of trustee as specified in its charter)

             SIXTH STREET AND MARQUETTE AVE.
             MINNEAPOLIS, MINNESOTA 55479                      41-1592157
             (Address of principal                    (I.R.S. Employer
             executive offices)                       Identification No.)

                       Stanley S. Stroup, General Counsel
                  NORWEST BANK MINNESOTA, NATIONAL ASSOCIATION
                        Sixth Street and Marquette Avenue
                          Minneapolis, Minnesota 55479
                                 (612) 667-1234
                               (Agent for Service)

                 SALOMON BROTHERS MORTGAGE SECURITIES VII, INC.
               (Exact name of obligor as specified in its charter)

             DELAWARE                                      13-3439681
             (State or other jurisdiction of               (I.R.S. Employer
             Incorporation or organization)                Identification No.)

                            SEVEN WORLD TRADE CENTER
                            NEW YORK, NEW YORK 10048
                    (Address of principal executive offices)

                 SALOMON BROTHERS MORTGAGE SECURITIES VII, INC.
                        ASSET-BACKED FLOATING RATE NOTES
                       (Title of the indenture securities)


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         Item 1.  General Information.

         Furnish the following information as to the trustee:


         (a) Name and address of each examining or supervising authority to which it is subject.

                  (1)      Comptroller of the Currency
                           Treasury Department
                           Washington, D.C.

                  (2)      Federal Deposit Insurance Corporation
                           Washington, D.C.

                  (3) The Board of Governors of the Federal Reserve System Washington, D.C.

         (b) Whether it is authorized to exercise corporate trust powers.

                  The trustee is authorized to exercise corporate trust powers.

         Item 2.  Affiliations with Obligor.

         If the obligor is an affiliate of the trustee, describe each such affiliation.

                           None.


         No responses are included for Items 3-14 of this Form T-1 because the obligor is not in default as provided under Item 13.

         Item 15.          Foreign Trustee.

                           Not applicable.

         Item 16.          List of Exhibits.

         List below all exhibits filed as part of this Statement of Eligibility.

                           Norwest Bank incorporates by reference into this Form T-1 the exhibits attached hereto.

         Exhibit 1. A copy of the Articles of Association of the trustee now in effect.*



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         Exhibit 2.        a.       A copy of the certificate of authority of
                                    the trustee to commence business issued
                                    June 28, 1872, by the Comptroller of the Currency to the Northwestern National Bank of Minneapolis.*

                           b. A copy of the certificate of the Comptroller of the Currency dated January 2, 1934, approving the consolidation of The Northwestern National Bank of Minneapolis and The Minnesota Loan and Trust Company of Minneapolis, with the surviving entity being titled Northwestern National Bank and Trust Company of Minneapolis.*

                           c. A copy of the certificate of the Acting Comptroller of the Currency dated January 12, 1943, as the change of corporate title of Northwestern National Bank and Trust Company of Minneapolis to Northwestern National Bank of Minneapolis.*

                           d. A copy of the letter dated May 12, 1983 from the Regional Counsel, Comptroller of the Currency, acknowledging receipt of notice of name change effective May 1, 1983 from Northwestern National Bank of Minneapolis to Norwest Bank Minneapolis, National Association.*

                           e. A copy of the letter dated January 4, 1988 from the Administrator of National Banks from the Comptroller of the Currency certifying approval of consolidation and merger effective January 1, 1998 of Norwest Bank Minneapolis, National Association with various other banks under the title of "Norwest Bank Minnesota, National Association."*

         Exhibit 3. A copy of the authorization of the trustee to exercise corporate trust powers issued January 2, 1934, by the Federal Reserve Board.*

         Exhibit 4.        Copy of the By-laws of the trustee as now in effect.*

         Exhibit 5.        Not Applicable.

         Exhibit 6. The consent of trustee required by Section 321(b) of the Act.

         Exhibit 7. A copy of the latest report of condition of the trustee published pursuant to the law or the requirements of its supervising or examining authority.**

         Exhibit 8.        Not Applicable.

         Exhibit 9.        Not Applicable.

* Incorporated by reference to exhibit number 25 filed with registration statement number 33-66026.

** Incorporated by reference to exhibit number 25 filed with registration statement number 333-43005.


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                                    SIGNATURE


         Pursuant to the requirements of the Trust Indenture Act of 1939 the trustee, Norwest Bank Minnesota, National Association, a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the city of Columbia and State of Maryland, on the 23rd day of September 1998.



                                       NORWEST BANK MINNESOTA,
                                       NATIONAL ASSOCIATION


                                       By: /s/ Randall S. Reider
                                           --------------------------------
                                       Name:   Randall S. Reider
                                       Title:  Assistant Vice President


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                                    EXHIBIT 6

September 23, 1998

Securities and Exchange Commission
Washington, D.C. 20549

Ladies and Gentlemen:

In accordance with Section 321(b) of the Trust Indenture Act of 1939, as amended, the undersigned hereby consents that reports of examination of the undersigned made by Federal, State, Territorial, or District authorities authorized to make such examination may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.


                                       Very truly yours,


                                       NORWEST BANK MINNESOTA,
                                       NATIONAL ASSOCIATION


                                       By: /s/ Randall S. Reider
                                           --------------------------------
                                       Name:   Randall S. Reider
                                       Title:  Assistant Vice President